Exhibit 5(a)

[Stikeman Elliott LLP Letterhead]

March 7, 2014

Potash Corporation of Saskatchewan Inc.

#500, 122 - 1st Avenue South

Saskatoon, Saskatchewan

S7K 7G3

Dear Sirs:

Re:	Potash Corporation of Saskatchewan Inc. – Bond Offering

We have acted as special Canadian counsel for Potash Corporation of Saskatchewan Inc., a corporation organized under the laws of Canada (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the offering by the Company of up to US$750,000,000 aggregate principal amount of 3.625% debt securities due March 15, 2024 (the “Debt Securities”). The Debt Securities will be issued pursuant to an indenture dated February 27, 2003 (the “Indenture”) between the Company and U.S. Bank National Association (as successor to The Bank of Nova Scotia Trust Company Of New York) as trustee (the “Trustee”). The Debt Securities are being registered under a shelf registration statement of the Company on Form S-3 (No. 333-189696) (the “Registration Statement”) filed June 28, 2013 with the Securities and Exchange Commission (the “Commission”) under the Act.

We have examined and relied upon the originals or copies of such records, agreements, documents and other instruments and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as the basis of the opinions set forth herein. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have assumed, without independent verification, the accuracy of the relevant facts stated therein.

Based upon the foregoing and subject to the further assumptions and qualifications set forth below, we are of the opinion that when the Indenture has been duly authorized, executed and delivered by the parties thereto, to the extent such matters are governed by the federal laws of Canada, when the Debt Securities have been duly authorized by the Company and when the Debt Securities have been duly issued pursuant to the Registration Statement and by the Indenture including, without limitation, the provisions of Section 2.01 of the form of Indenture incorporated by reference as an exhibit to the Registration Statement, duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will be validly issued.

To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of the jurisdiction of organization of such Trustee; that the Trustee is in compliance generally with respect to acting as a trustee under the Indenture and with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

We are members of the Law Society of Ontario and, as such, are only qualified to express our opinions with respect to the laws of the Province of Ontario and the federal laws of Canada applicable therein, effective as of the date hereof. We have made no investigation of the laws of any jurisdiction other than the Province of Ontario and the laws of Canada applicable therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Act or the rules and regulations of the Commission issued thereunder.

Yours truly,

/s/ Stikeman Elliott LLP

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